UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2017 (July 31, 2017)

EQT GP Holdings, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37380	30-0855134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2017, EQT Midstream Partners, LP (EQM) amended and restated its existing unsecured $750,000,000 Revolving Credit Agreement, dated as of February 18, 2014, among EQM, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders and agents parties thereto, pursuant to that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2017 (the Second Amended and Restated Credit Agreement), among EQM, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders (the Lenders) and agents parties thereto.

Under the Second Amended and Restated Credit Agreement, EQM may obtain loans in an aggregate principal amount not to exceed $1,000,000,000 outstanding at any time.

The Second Amended and Restated Credit Agreement matures on July 31, 2022 (the Stated Maturity Date).  The Second Amended and Restated Credit Agreement has an accordion feature that allows EQM to increase the available revolving commitments under the facility by up to an additional $500,000,000, subject to satisfaction of certain conditions.

Under the terms of the Second Amended and Restated Credit Agreement, EQM can obtain Base Rate Loans (as defined in the Second Amended and Restated Credit Agreement) or Fixed Period Eurodollar Rate Loans (as defined in the Second Amended and Restated Credit Agreement) (Eurodollar Rate Loans).  Base Rate Loans are denominated in dollars and bear interest at a base rate plus a margin determined on the basis of EQM’s then current credit rating.  Eurodollar Rate Loans bear interest at a Eurodollar Rate (as defined in the Second Amended and Restated Credit Agreement) plus a margin determined on the basis of EQM’s then current credit rating.  EQM is obligated to repay the aggregate principal amount of any outstanding Base Rate Loans or Eurodollar Rate Loans on the earlier of the Stated Maturity Date or the effective date of any other termination, cancellation or acceleration of the Lenders’ commitments under the Second Amended and Restated Credit Agreement.  EQM may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate Loans.

The proceeds of the loans made under the Second Amended and Restated Credit Agreement may be used by EQM for working capital, capital expenditures, dividends, unit repurchases, and other lawful corporate purposes (including purchasing assets from EQT Corporation and its subsidiaries).

The Second Amended and Restated Credit Agreement contains certain representations and warranties and various affirmative and negative covenants and events of default, including (i) a restriction on the ability of EQM or its subsidiaries to incur or permit liens on assets, (ii) the establishment of a maximum consolidated leverage ratio of not more than 5.00 to 1.00 (or not more than 5.50 to 1.00 for certain measurement periods following the consummation of certain acquisitions), (iii) a limitation on certain changes to EQM’s business, (iv) certain restrictions related to mergers or acquisitions, (v) a restriction on the ability of EQM or its subsidiaries on making dispositions of all or substantially all of the assets of EQM or its subsidiaries; and (vi) a restriction on the ability of EQM or its subsidiaries to incur new debt, in each case subject to certain significant exceptions.

The foregoing description of the Second Amended and Restated Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Second Amended and Restated Credit Agreement and the transactions contemplated by the Second Amended and Restated Credit Agreement and is qualified in its entirety by reference to the full text of the Second Amended and Restated Credit Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

EQT Midstream Services, LLC, the general partner of EQM, is indirectly controlled by EQT Corporation (EQT) through EQT’s control of EQT GP Holdings, LP (EQGP).  As of June 30, 2017, EQT owned 100% of the non-economic general partner interest and an approximately 90.1% limited partner interest in EQGP.  As of June 30, 2017, EQGP and its subsidiaries owned 21,811,643 EQM common units, representing an approximately 26.6% limited partner interest, 1,443,015 EQM general partner units, representing an approximately 1.8% general partner interest, and all of the incentive distribution rights in EQM.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1

Second Amended and Restated Credit Agreement, dated as of July 31, 2017, by and among EQT Midstream Partners, LP, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto (incorporated herein by reference to Exhibit 10.1 to EQT Midstream

Partners, LP’s Form 8-K (#001-35574) filed on August 3, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT GP HOLDINGS, LP

	By:	EQT GP Services, LLC,

its general partner

Date: August 3, 2017	By:	/s/ Robert J. McNally

	Name:	Robert J. McNally

	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1

Second Amended and Restated Credit Agreement, dated as of July 31, 2017, by and among EQT Midstream Partners, LP, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto (incorporated herein by reference to Exhibit 10.1 to EQT Midstream Partners, LP’s Form 8-K (#001-35574) filed on August 3, 2017).